Exhibit 99.1

Jabil Posts Fourth Quarter & Fiscal Year 2012 Results

Record Fiscal Year Despite Macro Weakness

St. Petersburg, FL – September 25, 2012...Today Jabil Circuit, Inc. (NYSE: JBL), announced its preliminary, unaudited financial results for the fourth quarter and full fiscal year, ended August 31, 2012. The company reported fourth quarter revenue of $4.3 billion and fiscal year revenue of $17.2 billion. “In this environment, posting another record fiscal year in revenue, income and earnings was quite an achievement,” said Timothy L. Main, President and CEO of Jabil.

Market share gains, new customer wins and new production from existing customers allowed Jabil to grow its targeted markets during the fiscal year while most of the industry contracted. Jabil’s Diversified Manufacturing Services business grew 24 percent in fiscal 2012. Although Jabil picked up share gains in its Enterprise & Infrastructure business during the year, overall demand weakened, resulting in a decrease of 2 percent from fiscal 2011. Jabil’s High Velocity business declined 14 percent during the fiscal year.

“Results for the fourth quarter were negatively impacted by a challenging new program ramp in our Specialized Services sector,” said Main. “Additionally demand remained weak in most of our business segments.” Generally accepted accounting principles (GAAP) operating income for the quarter was $144 million. These results were negatively impacted by a distressed customer charge of $5.9 million. Excluding amortization of intangibles, stock-based compensation and distressed customer charges, operating income was $175 million. GAAP diluted earnings per share was $0.39 cents and core diluted earnings per share was $0.54 cents.

“We are pleased to have generated cash flow from operations of $443 million during the quarter and $634 million over the course of the year. Due to this outstanding performance and ongoing strength of the balance sheet, we were able to return $136 million in capital to shareholders during the fiscal year through dividends and share repurchases,” said Chief Financial Officer Forbes Alexander. “We see this positive performance continuing and are estimating operating cash flow of $1 billion in fiscal 2013,” Alexander noted.

Management also announced that the Jabil Board of Directors has authorized the repurchase of up to $100 million worth of shares of the Company’s common stock during the next twelve months. The shares will be repurchased from time-to-time in open market or through privately negotiated transactions at the Company’s discretion, subject to factors such as market conditions, levels of cash generation from operations, cash requirements for capital expenses and acquisitions and stock price. The repurchased shares should help to minimize the dilution from the Company’s employee equity issuance.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Operational Highlights Fiscal 2012 versus Fiscal 2011

•	Revenue from Diversified Manufacturing Services increased 24 percent.
•	Specialized Services revenue expanded 48 percent.
•	Healthcare & Instrumentation revenue grew 7 percent.
•	Industrial & Clean Tech revenue improved 2 percent.
•	Enterprise & Infrastructure revenue contracted by 2 percent.
•	High Velocity revenue decreased 14 percent.
•	Generated $634 million in cash flow from operations during fiscal 2012.
•	GAAP return on invested capital of 22 percent.
•	Returned $65 million in dividends to shareholders during fiscal 2012.

Quarterly Results	Q4 2012	Q4 2011
Net revenue	$4.3 billion	$4.3 billion
GAAP operating income	$144.3 million	$165.6 million
GAAP net income	$82.8 million	$114.3 million
GAAP diluted earnings per share	$0.39	$0.52
GAAP return on invested capital	17%	26%
Core operating income	$175.1 million	$187.2 million
Core earnings	$113.3 million	$136.3 million
Core diluted earnings per share	$0.54	$0.62
Core return on invested capital	22%	30%

Fiscal Year Results	Fiscal 2012	Fiscal 2011
Net revenue	$17.2 billion	$16.5 billion
GAAP operating income	$621.9 million	$578.7 million
GAAP net income	$394.7 million	$381.1 million
GAAP diluted earnings per share	$1.87	$1.73
GAAP return on invested capital	22%	23%
Core operating income	$736.2 million	$715.2 million
Core earnings	$507.1 million	$516.3 million
Core diluted earnings per share	$2.40	$2.34
Core return on invested capital	26%	29%

Business Update

“We are fortunate to have a healthy balance sheet, strong operations, dedicated employees and a roster of market-leading customers heading into fiscal 2013,” said Jabil CEO Timothy Main. “While the macroeconomic climate remains challenging, our long-term goals and competitive position are intact and we expect earnings to increase between five and ten percent in fiscal 2013.” Jabil provided guidance for its first fiscal quarter of 2013, which began on September 1st.

Fiscal Q1 2013 Guidance Range
Net revenue	$4.3 to $4.5 billion
GAAP operating income	$140 to $175 million
GAAP earnings per share	$0.37 to $0.50 per diluted share
Core operating income	$170 to $200 million
Core earnings per share	$0.51 to $0.62 per diluted share

(GAAP earnings per share for the first quarter of fiscal 2013 are currently estimated to include $0.02 per share for amortization of intangibles and $0.10 to $0.12 per share for stock-based compensation).

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter of fiscal year 2012; our estimated operating cash flows in fiscal year 2013; potential repurchases of our common stock; our balance sheet, operations, employees and roster of customers heading into fiscal year 2013; the macroeconomic climate; our long-term goals and competitive position; our fiscal year 2013 earnings and our currently expected first quarter of fiscal year 2013 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth fiscal quarter of fiscal year 2012 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the fourth fiscal quarter 2012 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 25, 2012 at approximately 7:30 p.m. ET through midnight on October 2, 2012. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 29777922. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 29 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	August 31, 2012 (Unaudited)	August 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,217,256	$888,611
Accounts receivable, net	1,125,015	1,100,926
Inventories	2,268,949	2,227,339
Prepaid expenses and other current assets	989,326	868,892
Income taxes receivable	10,949	33,855
Deferred income taxes	27,833	15,737

Total current assets	5,639,328	5,135,360

Property, plant and equipment, net	1,779,155	1,641,335
Goodwill and intangible assets, net	214,071	125,305
Deferred income taxes	73,411	74,989
Income taxes receivable	15,651	—
Other assets	81,525	80,951

Total assets	$7,803,141	$7,057,940

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$18,031	$74,160
Accounts payable	2,992,865	2,885,168
Accrued expenses	808,480	892,391
Income taxes payable	35,665	32,987
Deferred income taxes	3,955	5,182

Total current liabilities	3,858,996	3,889,888

Notes payable and long-term debt, less current installments	1,658,326	1,112,594
Other liabilities	85,714	67,423
Income tax liability	68,525	88,451
Deferred income taxes	24,245	15,761

Total liabilities	5,695,806	5,174,117

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity
Common stock	232	225
Additional paid-in capital	1,752,847	1,649,431
Retained earnings	766,934	441,793
Accumulated other comprehensive income	106,275	194,706
Treasury stock, at cost	(521,231)	(419,035)

Total Jabil Circuit, Inc. stockholders’ equity	2,105,057	1,867,120

Noncontrolling interests	2,278	16,703

Total equity	2,107,335	1,883,823

Total liabilities and equity	$7,803,141	$7,057,940

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Net revenue	$4,338,080	$4,280,295	$17,151,941	$16,518,827
Cost of revenue	4,020,532	3,951,092	15,842,896	15,264,257

Gross profit	317,548	329,203	1,309,045	1,254,570

Operating expenses:
Selling, general and administrative	163,070	152,204	644,452	590,572
Research and development	6,784	6,209	25,837	25,034
Amortization of intangibles	3,426	5,230	16,825	22,051
Restructuring and impairment charges	—	—	—	628
Settlement of receivables and related charges	—	—	—	13,607
Loss on disposal of subsidiaries	—	—	—	23,944

Operating income	144,268	165,560	621,931	578,734

Interest and other, net	29,804	24,527	113,031	97,547

Income before income tax	114,464	141,033	508,900	481,187

Income tax expense	31,999	25,492	112,811	98,229

Net income	82,465	115,541	396,089	382,958

Net income (loss) attributable to noncontrolling interests, net of income tax expense	(332)	1,253	1,402	1,895

Net income attributable to Jabil Circuit, Inc.	$82,797	$114,288	$394,687	$381,063

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.40	$0.54	$1.91	$1.78

Diluted	$0.39	$0.52	$1.87	$1.73

Weighted average shares outstanding:
Basic	205,666	212,753	206,160	214,502

Diluted	210,847	219,494	211,181	220,719

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve months ended
	August 31, 2012	August 31, 2011
Cash flows from operating activities:
Net income	$396,089	$382,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	353,492	319,179
Recognition of stock-based compensation expense	81,405	76,230
Settlement of receivables and related charges	—	12,673
Loss on disposal of subsidiaries	—	23,944
Other, net	15,477	12,804
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(22,626)	48,232
Inventories	(53,268)	(158,545)
Prepaid expenses and other current assets	(141,526)	(212,265)
Other assets	(2,745)	3,205
Accounts payable and accrued expenses	21,955	305,814
Income taxes payable	(14,027)	13,780

Net cash provided by operating activities	634,226	828,009

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash acquired	(125,098)	3,985
Acquisition of property, plant and equipment	(497,697)	(458,989)
Proceeds from sale of property, plant and equipment	16,408	23,483
Proceeds from disposal of available for sale investments	—	5,800
Cost of receivables acquired, net of cash collections	517	(557)

Net cash used in investing activities	(605,870)	(426,278)

Cash flows from financing activities:
Payments toward debt agreements	(8,748,420)	(7,586,754)
Borrowings under debt agreements	9,233,414	7,572,157
Dividends paid to stockholders	(65,240)	(60,411)
Dividends paid to noncontrolling interest	(333)	—
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	26,003	31,644
Payments to acquire treasury stock	(70,991)	(200,226)
Treasury stock minimum tax withholding related to vesting of restricted stock	(31,205)	(9,763)
Debt issuance costs	(6,254)	(14,549)
Excess tax benefit related to stock awards	885	180
Cash paid to purchase noncontrolling interest	(20,501)	—

Net cash provided by (used in) financing activities	317,358	(267,722)

Effect of exchange rate changes on cash and cash equivalents	(17,069)	10,273

Net increase in cash and cash equivalents	328,645	144,282
Cash and cash equivalents at beginning of fiscal year	888,611	744,329

Cash and cash equivalents at end of fiscal year	1,217,256	888,611

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011

Operating income (GAAP)	$144,268	$165,560	$621,931	$578,734
Amortization of intangibles	3,426	5,230	16,825	22,051
Distressed customer charge	5,865	—	16,014	—
Stock-based compensation and related charges	21,552	16,376	81,409	76,230
Restructuring and impairment charges	—	—	—	628
Loss on disposal of subsidiaries	—	—	—	23,944
Settlement of receivables and related charges	—	—	—	13,607

Core operating income (Non-GAAP)	$175,111	$187,166	$736,179	$715,194

Net income attributable to Jabil Circuit, Inc. (GAAP)	$82,797	$114,288	$394,687	$381,063
Amortization of intangibles, net of tax	3,327	5,213	16,425	21,998
Distressed customer charge, net of tax	5,865	—	16,014	—
Stock-based compensation and related charges, net of tax	21,329	16,790	79,985	75,068
Restructuring and impairment charges, net of tax	—	—	—	628
Loss on disposal of subsidiaries, net of tax	—	—	—	23,944
Settlement of receivables and related charges, net of tax	—	—	—	13,607

Core earnings (Non-GAAP)	$113,318	$136,291	$507,111	$516,308

Earnings per share: (GAAP)
Basic	$0.40	$0.54	$1.91	$1.78

Diluted	$0.39	$0.52	$1.87	$1.73

Core earnings per share: (Non-GAAP)
Basic	$0.55	$0.64	$2.46	$2.41

Diluted	$0.54	$0.62	$2.40	$2.34

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	205,666	212,753	206,160	214,502

Diluted	210,847	219,494	211,181	220,719

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended August 31, 2012	Twelve months ended August 31, 2012
Numerator:
Operating income (GAAP)	$144,268	$621,931
Tax effect (1)	(32,552)	(114,341)

After-tax operating income	111,716	507,590
	x4	x1

Annualized after-tax operating income	$446,864	$507,590

Core Operating Income (Non-GAAP)	$175,111	$736,179
Tax effect (2)	(32,761)	(115,905)

After-tax core operating income	142,350	620,274
	x4	x1

Annualized after-tax core operating income	$569,400	$620,274

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,059,312	$1,986,089
Average notes payable and long-term debt, less current installments (3)	1,399,240	1,385,460
Average current installments of notes payable and long-term debt (3)	157,225	46,096
Average cash and cash equivalents (3)	(979,693)	(1,052,934)

Net invested capital asset base	$2,636,084	$2,364,711

Return on Invested Capital (GAAP)	17.0%	21.5%
Adjustments noted above	4.6%	4.7%
Core Return on Invested Capital (Non-GAAP)	21.6%	26.2%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.

(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.

(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2012 and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the twelve months ended August 31, 2012 and dividing by two.